SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2020

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Priestly Drive, Carlsbad, CA 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders

International Stem Cell Corporation (the “Company”) held its Annual Meeting of Stockholders on June 23, 2020. The stockholders considered two proposals, each of which is described in more detail in the Company’s definitive proxy statement dated June 1, 2020.

Proposal 1:	Election of four directors to hold office until the 2021 Annual Meeting:

A.	Directors elected by holders of Series D Preferred Stock:

	FOR	WITHHELD
Andrey Semechkin	2,457,143	0
Russell Kern	2,457,143	0

B.	Directors elected by holders of all shares of stock (including shares of preferred stock voting on an as-converted basis):

	FOR	WITHHELD
Donald A. Wright	7,306,434	39,555
Paul V. Maier	7,305,768	40,221

Broker Non-Votes: none

All of the foregoing candidates were elected.

Proposal 2:	To approve an amendment to the 2010 Equity Participation Plan (including shares of preferred stock voting on an as-converted basis):

FOR	AGAINST	ABSTAIN
7,282,153	51,838	11,988

Broker Non-Votes: none

The foregoing proposal was approved.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

By:	/s/ Sophia Garnette
Sophia Garnette
Vice President, Legal Affairs and Operations

Dated: June 29, 2020